Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS RECORD SALES OF $120 MILLION

Fourth Quarter 2006 Net Sales Increase 134% to $36.8 Million over 2005

CARSON, CA (March 20, 2007) — U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), a leading online provider of aftermarket auto parts and accessories, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2006.

Net sales for the fourth quarter ended December 31, 2006 were $36.8 million, an increase of 134% from $15.7 million in the prior year period. Net loss for the fourth quarter of fiscal 2006 was $(0.02) million, or $(0.00) per diluted share on approximately 22 million shares outstanding, compared to net income of $2.1 million, or $0.16 per diluted share on approximately 13 million shares outstanding. Adjusted EBITDA for the fourth quarter of 2006, which excludes share-based compensation expense related to option grants of $0.3 million, was $3.2 million compared to Adjusted EBITDA of $2.7 million in the prior year period.

Net sales for fiscal year 2006 were $120.1 million, an increase of 101% from $59.7 million for fiscal year 2005. Net income for the fiscal year ended December 31, 2006 was $3.5 million, or $0.17 per diluted share on approximately 20.0 million shares outstanding, compared to net income of $6.8 million, or $0.52 per diluted share on approximately 13.2 million shares outstanding. Adjusted EBITDA for fiscal year 2006, which excludes share-based compensation expense related to option grants of $0.9 million, was $13.3 million, an increase of 51% from $8.8 million for fiscal year 2005.

“2006 marked a year of many accomplishments,” said Mehran Nia, President and Chief Executive Officer. “We raised a significant amount of capital through debt and equity offerings, completed the acquisition of our largest competitor, as well as prepared the Company for its initial public offering. Through these events, we believe we have set the foundation for U.S. Auto Parts to accelerate growth and continue to gain market share. We achieved revenue growth in excess of 100%, driven by growth in our SKU count, as we expanded our product offering to include engine parts and performance parts and accessories, as well as growth in the number of unique visitors to our network of websites in 2006.”

Mr. Nia continued, “This is a very dynamic time in the fragmented aftermarket auto parts market, and we have a number of initiatives in place which we believe will enable us to profitably capitalize on these opportunities. We recently added several key members to our management team and we are confident that we have the leadership in place to execute on the many growth opportunities that lie ahead.”

Mr. Nia concluded, “We remain especially committed to increasing stockholder value as evidenced by our recent decision to extend the lock-up agreements of our major shareholders, our executive team and our board of directors for an additional six months from the original lock-up period committed in order to further align ourselves with our stockholders and to focus on our long-term strategy.”

Michael McClane, Chief Financial Officer, added, “We saw growth in many of our key metrics during the year, validating the strength of our product offering and business model. Our recent initial public offering and subsequent repayment of debt has strengthened our financial position. While we are proud of these major accomplishments we still have opportunities for improvement. Our entire team is focused on completing the integration of Partsbin, improving the technology and systems infrastructure, and increasing overall profitability.”

Key Full Year and Q4 2006 Operating Metrics

•

Unique visitors – The number of monthly unique visitors in the fourth quarter of 2006 rose to 20.4 million, an increase of 35% compared to the fourth quarter of 2005 on a pro-forma basis after giving effect to the acquisition of Partsbin.

•	Conversion rate – The conversion rate in 2006 increased to 1.2% from 1.1% in 2005.

•	Orders – The number of orders placed through our e-commerce websites rose to approximately 748,000 orders in 2006 from 288,000 in 2005, representing an increase of approximately160%.

•	Average order value – The average order value of purchases on our websites remained stable at approximately $120 in 2006.

•	Customer acquisition cost – The customer acquisition cost in 2006 was $10 per customer, compared to $8 in 2005.

Mr. McClane concluded, “Looking ahead, we plan to continue to execute on our growth strategy while maintaining a strict focus on profitability through focusing on gross margin expansion and operating expense control. While we are confident we have the initiatives and people in place to achieve this goal, we believe it will require some time to fully implement, and the results will not be realized immediately. As a industry leader in the aftermarket auto parts space, we believe we are uniquely positioned to grow our market share and we are confident about our long-term prospects.”

Outlook for 2007

Expectations for the first quarter of 2007are as follows:

•	Net sales are expected to be in the range of $39 million to $41 million.
•	Operating expenses (including depreciation and amortization of software and intangibles) as a percentage of net sales are expected to be in the range of 31% to 33%.
•	Net income per diluted share is expected to be in the range of $(0.02) to $0.00 with approximately 26.7 million shares outstanding.
o	This includes the estimated impact of share-based compensation expense of approximately $0.02 per diluted share or $0.6 million.

o	This includes the estimated impact of depreciation and amortization of software and intangibles of approximately $0.09 per diluted share.
•	Adjusted EBITDA is expected to be in the range of $2.5 million to $3.0 million.

Expectations for the fiscal year ending December 31, 2007 are as follows.

•	Net sales are expected to be in the range of $170 million to $185 million.
•	Operating expenses (including depreciation and amortization of software and intangibles) as a percentage of net sales are expected to be in the range of 30% to 33%.
•	Diluted net income per share is expected to be in the range of $0.05 to $0.17 assuming approximately 29.3 million shares outstanding.
o	This includes the estimated impact of share-based compensation expense of $0.09 per diluted share or $2.5 million.
o	This includes the estimated impact of depreciation and amortization of software and intangibles of approximately $0.31 per diluted share.
•	Adjusted EBITDA is expected to be in the range of $14 million to $18 million.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “EBITDA” and “Adjusted EBITDA,” which are non-GAAP financial measures. EBITDA consists of net income before (a) interest expense, net; (b) income tax provision (benefit); (c) amortization of intangibles; and (d) depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude share-based compensation expense related to the Company’s grant of stock options and other equity instruments.

The Company believes these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses EBITDA and Adjusted EBITDA as measurements of the Company’s operating performance because they assist in comparisons of the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; to allocate resources to enhance financial performance; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund capital expenditures and to expand its business. The Company also believes that analysts and investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net income to EBITDA and Adjusted EBITDA for the periods presented:

	Years Ended December 31,			Quarter Ended December 31,
	2004	2005	2006	2005	2006
Net income	$7,133	$6,819	$3,496	$2,063	$22
Interest expense, net	44	106	1,510	37	560
Income tax provision (benefit)	328	(163)	550	35	23
Amortization of intangibles	8	17	5,092	4	2,055
Depreciation and amortization	448	1,976	1,786	521	245

EBITDA	7,961	8,755	12,434	2,660	2,861
Share-based compensation	—	—	856	—	349

Adjusted EBITDA	$7,961	$8,755	$13,290	$2,660	$3,210

Conference Call

The Company will conduct a conference call with analysts and investors to discuss the results today, March 20, 2007 at 1:45 pm Pacific Time (4:45 pm Eastern Time). The conference call, which will be conducted by Mehran Nia, President and Chief Executive Officer, Howard Tong, Chief Operating Officer, and Michael McClane, Chief Financial Officer, will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks. To view this press release or the financial or other statistical information required by SEC Regulation G, please visit the Investor Relations section of the U.S. Auto Parts website at investor.usautoparts.net.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of aftermarket auto parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a comprehensive selection of approximately 550,000 competitively priced products that are mapped by a proprietary product database to over 4.3 million product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.partstrain.com and www.autopartswarehouse.com and the Company’s corporate website is located at www.usautoparts.net.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results, potential growth and market share. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the demand for the Company’s products; the Company’s ability to expand its product offerings; the competitive environment in the Company’s industry; the effect of technological changes; the Company’s cash needs and and ability to control costs; changes in general economic or market conditions; and other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s prospectus filed February 8, 2007, and available at www.usautoparts.net and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Years Ended December 31,
	2004	2005	2006
Net sales	$40,658	$59,698	$120,060
Cost of sales	21,334	34,829	78,573

Gross profit	19,324	24,869	41,487
Operating expenses:
General and administrative(1)	3,599	7,254	9,594
Marketing(1)	4,526	5,802	15,102
Fulfillment(1)	2,990	4,357	4,963
Technology(1)	776	868	1,332
Amortization of intangibles	8	17	5,092

Total operating expenses	11,899	18,298	36,083

Income from operations	7,425	6,571	5,404
Other income (expense), net:
Loss from disposition of assets	—	—	(5)
Other income	80	191	157
Interest income	—	—	95
Interest expense	(44)	(106)	(1,605)

Other income (expense), net	36	85	(1,358)
Income before income taxes	7,461	6,656	4,046
Income tax provision (benefit)	328	(163)	550

Net income	$7,133	$6,819	$3,496

Basic net income per share	$0.54	$0.52	$0.24
Diluted net income per share	$0.54	$0.52	$0.17
Shares used in computation of basic net income per share	13,200,000	13,200,000	14,437,657
Shares used in computation of diluted net income per share	13,200,000	13,200,000	19,990,431
Shares used in computation of pro forma basic net income per share (unaudited)	13,200,000	19,833,255	21,070,912
Shares used in computation of pro forma diluted net income per share (unaudited)	13,200,000	19,833,255	21,099,003
Pro forma provision for income taxes (unaudited)	2,964	2,657	1,717
Pro forma basic net income per share (unaudited)	$0.34	$0.20	$0.11
Pro forma diluted net income per share (unaudited)	$0.34	$0.20	$0.11
(1) Includes share-based compensation expense related to option grants, as follows:
	Years Ended December 31,
	2004	2005	2006
General and administrative expense	$—	$—	$582
Marketing expense	—	—	171
Fulfillment expense	—	—	25
Technology expense	—	—	78

	$—	$—	$856

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$1,353	$2,381
Accounts receivable, net	1,637	2,789
Inventory, net	8,800	8,796
Other current assets	361	2,083

Total current assets	12,151	16,049
Property and equipment, net	2,259	2,716
Intangible assets, net	25	33,362
Goodwill	—	14,179
Deferred income taxes	—	1,703
Other noncurrent assets	49	1,901

Total assets	$14,484	$69,910

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,882	$9,091
Accrued expenses	1,307	2,912
Line of credit	—	2,000
Notes payable	96	10,805
Capital leases payable, current portion	170	62
Other current liabilities	423	2,392

Total current liabilities	8,878	27,262
Notes payable, less current portion, net	—	21,922
Capital leases payable, less current portion	357	114

Total liabilities	9,235	49,298
Noncontrolling interest in consolidated entity	10	—
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, par value $0.001; 11,100,000 shares authorized; 0 and 11,055,425 issued and outstanding, as of December 31, 2005 and 2006, respectively; (liquidation preference of $45,000 at December 31, 2006)	—	11
Common stock, par value $0.001; 50,000,000 shares authorized; 13,200,000 and 15,199,672 issued and outstanding, as of December 31, 2005 and December 31, 2006, respectively	13	15
Additional paid-in capital	526	68,906
Accumulated other comprehensive income	—	5
Retained earnings (accumulated deficit)	4,700	(48,325)

Total stockholders’ equity	5,239	20,612

Total liabilities and stockholders’ equity	$14,484	$69,910

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2004	2005	2006
Operating activities
Net income	$7,133	$6,819	$3,496
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	448	1,976	1,786
Amortization of intangibles	8	17	5,092
Non-cash interest expense	—	—	61
Loss from disposition of assets	—	—	5
Share-based compensation and other	—	—	956
Realized gain on sale of marketable securities	(8)	(75)	—
Deferred income taxes	79	(79)	(1,703)
Effect of changes in foreign currencies	—	—	5
Changes in operating assets and liabilities:
Accounts receivable, net	(222)	(489)	(1,152)
Inventory, net	(779)	(3,336)	608
Other current assets	(32)	(286)	(1,628)
Other noncurrent assets	(91)	43	(1,824)
Accounts payable and accrued expenses	(37)	4,942	769
Other current liabilities	4	104	889

Net cash provided by operating activities	6,503	9,636	7,360

Investing activities
Additions to property, equipment and intangibles	(1,368)	(440)	(1,890)
Acquisition of business, net of cash acquired	—	—	(24,381)
Proceeds from sale of equipment	—	154	—
Proceeds from sale of marketable securities	63	653	—
Purchase of marketable securities	(558)	—	—
Payments (borrowings) of related-party loans	(82)	356	—

Net cash provided by (used in) investing activities	(1,945)	723	(26,271)

Financing activities
Proceeds from credit line	1,500	2,000	2,000
Payments of credit line	(10)	(3,500)	—
Proceeds received from notes payable, net of discount	—	—	31,705
Payments made on notes payable	—	—	(4,111)
Proceeds received on issuance of Series A convertible preferred stock, net of offering costs	—	—	42,246
Payments of short-term financing	(45)	(105)	(351)
(Payments) borrowings to related party	324	(230)	—
Payments to related parties	(685)	(1,547)	—
Contributed capital	—	10	—
Proceeds from sale of common stock	—	—	150
Stockholder distributions	(5,629)	(7,764)	(1,700)
Recapitalization distribution	—	—	(50,000)

Net cash provided by (used in) financing activities	(4,545)	(11,136)	19,939

Net increase (decrease) in cash and cash equivalents	13	(777)	1,028
Cash and cash equivalents, beginning of period	2,117	2,130	1,353

Cash and cash equivalents, end of period	$2,130	$1,353	$2,381

Supplemental disclosure of noncash financing activities:
Property acquired under capital leases	$40	$500	$—
Property acquired under note payable to related party	2,234	—	—
Undistributed earnings related to terminated S corporation status	—	—	4,821
Issuance of common stock in connection with business acquisition	—	—	20,000
Issuance of note payable to selling shareholders in connection with business acquisition	—	—	5,000
Issuance of warrants for costs associated with debt and equity issuances	—	—	147

Cash paid during the period for:
Interest	$7	$76	$1,330
Income taxes	147	469	3,378

Investor Contacts:

Michael McClane, Chief Financial Officer

U.S. Auto Parts Network, Inc.

michael@usautoparts.com

(310) 735-0076

Anne Rakunas / Laura Foster

Integrated Corporate Relations, Inc.

(310) 954-1100

anne.rakunas@icrinc.com

laura.foster@icrinc.com

Media Contacts:

Megan McDonnell / Matt Lindberg

Integrated Corporate Relations, Inc.

(203) 682-8200

megan.mcdonnell@icrinc.com

matthew.lindberg@icrinc.com